UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1/C
TO
FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Registration No.: 333-127800

CISTERA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	5045	91-1944887
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

6509 Windcrest Drive
Suite 160
Plano, TX 75024
Ph:  (972) 381-4699
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Derek Downs
6509 Windcrest Drive
Suite 160
Plano, TX 75024
Ph:  (972) 381-4699
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies To:

Colbert Johnston LLP
Attention:  Robert J. Johnston, Esq.
6021 Morriss Road, Suite 101
Flower Mound, Texas  75028
Ph:  (972) 724-3338
Fax:  (972) 724-1922

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.    ☐

Indicate by check mark whether the registrant is a “large accelerated filer,” an “accelerated filer,” a “non-accelerated filer,” or a “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer    ☐                                              Accelerated filer    ☐
Non-accelerated filer    ☐                                                  Smaller reporting company    ☒

This Post-Effective Amendment No. 1/C to Registration Statement No. 333-127800 shall become effective on such date as the Commission, acting pursuant to Section 8(c) of the Securities Act of 1933, may determine.

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

A Registration Statement on Form SB-2, Registration No. 333-127800, as amended (the “Original Registration Statement”) was filed by Cistera Networks, Inc. (the “Company”), and was declared effective by the Securities and Exchange Commission (the “Commission”) on or about January 15, 2008.  The Original Registration Statement covered 7,286,674 shares of the Company's common stock, to be sold by certain shareholders of the Company listed therein.

On January 25, 2008, February 19, 2008, and June 10, 2008, the Company filed its Post Effective amendments, none of which have been declared effective.

On February 21, 2008, the Company filed a new registration statement on Form S-1, Registration No. 333-149328 covering 9,724,395 shares of common stock (the “Second Registration Statement”).  The offering under the Second Registration Statement has not been declared effective by the Commission, and the Company has filed a request to withdraw the Second Registration Statement with the Commission.

The Company is filing this Post Effective Amendment to deregister 5,805,586 shares of common stock that were registered under the Original Registration Statement.  The Company intends to file a new registration statement covering certain of the shares being deregistered pursuant to this Post Effective Amendment and certain of the shares covered under the withdrawn Second Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, Texas on January 16, 2009.

CISTERA NETWORKS, INC.
By: /s/ Derek P. Downs
Derek P. Downs
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date stated.

By: /s/ Derek P. Downs	Date: January 16, 2009
Derek P. Downs, Director

By: /s/ Gregory T. Royal	Date: January 16, 2009
Gregory T. Royal, Director